Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Compañía Minera Mantos de Oro

Fairbanks Gold Mining, Inc.

Great Bear Resources Ltd.

KG Mining (Bald Mountain) Inc.

KG Mining (Round Mountain) Inc.

Kinross Brasil Mineração S.A.

Melba Creek Mining, Inc.

Round Mountain Gold Corporation

(Exact name of registrant as specified in its certificate of incorporation)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Guarantees of the 6.250% Senior Notes due 2033(1)	457(n)	-	-	$500,000,000.00(1)	$0.00014760	$73,800.00	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts				-	$500,000,000.00(1)	-	$73,800.00(1)	-	-	-	-
	Total Fees Previously Paid							-
	Total Fee Offsets							$73,800.00(1)
	Net Fee Due							$0.00(1)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	Kinross Gold Corporation	F-10	333-277844	March 12, 2024	-	$73,800.00(1)	Debt	6.250% Senior Notes due 2033	-	-	-
Fees Offset Sources	Kinross Gold Corporation	F-10	333-277844	-	March 12, 2024	-	-	-	-	-	$73,800.00(1)

(1) Compañía Minera Mantos de Oro, Fairbanks Gold Mining, Inc., Great Bear Resources Ltd., KG Mining (Bald Mountain) Inc., KG Mining (Round Mountain) Inc., Kinross Brasil Mineração S.A., Melba Creek Mining, Inc. and Round Mountain Gold Corporation will guarantee the payment of principal of, and premium (if any) and interest on, the debt securities to be offered and sold under a Registration Statement on Form F-10 filed on this date by Kinross Gold Corporation (the “Form F-10”). Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the guarantees and no additional filing fee is being paid in respect of the guarantees. As set forth on Exhibit 107 to the Form F-10, Kinross Gold Corporation has registered the offer and sale of debt securities with a maximum aggregate offering price of $500,000,000.00 and has paid a registration fee of $73,800.00 in connection therewith.